UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

KOS PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

CEDAR BROOK CORPORATE CENTER
1 CEDAR BROOK DRIVE
CRANBURY, NEW JERSEY 08512
(Address of principal executive offices)

609-495-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2005, the Company consummated $4 million of an aggregate $8 million investment in Triad Pharmaceuticals, Inc. (“Triad”), a privately held drug discovery and design pharmaceutical company focused on developing molecules for a variety of diseases, including orally active therapies for diabetes, cancer and cholesterol disorders, and controlled by a limited partnership (the “Limited Partnership”) formed by the wife of Michael Jaharis, the principal stockholder and Chairman Emeritus of the Board of Directors of the Company. The investment is part of a $16 million round of financing for Triad, with the remaining $8 million to be provided by the Limited Partnership. Under the terms of a Securities Purchase Agreement dated February 1, 2005 between Triad, the Company and the Limited Partnership, the Company and the Limited Partnership will make their investment in two tranches. In the first tranche, the Company and the Limited Partnership each purchased $4 million of a new series of convertible preferred stock of Triad (the “Series F Preferred Stock”). Subject to the satisfaction of certain conditions, including Triad achieving certain agreed-upon milestones relating to its research and development activities within 18 months of the first tranche closing, the Company and the Limited Partnership would each purchase in the second tranche an additional $4 million of Series F Preferred Stock. In connection with the investment, Triad, the Company, the Limited Partnership and certain other existing stockholders of Triad, including Mr. Christopher P. Kiritsy, the Executive Vice President and Chief Financial Officer of the Company, also entered into (i) a Stockholders Agreement dated February 1, 2005 providing for, among other things, certain restrictions on transfer, voting and board designation rights, preemptive rights, rights of first refusal and tag-along rights, and information and inspection rights, and (ii) a Registration Rights Agreement dated February 1, 2005 providing for the future registration of the common stock of Triad beneficially owned by the parties to such agreement under the Securities Act of 1933, as amended. Under the Stockholders Agreement, the Company is entitled to designate three persons to Triad’s thirteen member Board of Directors. Adrian Adams, the President and Chief Executive Officer of the Company, has been appointed by the Company to the Triad Board. The Company will appoint two additional persons to the Triad Board at a later date. The Limited Partnership is entitled to designate seven persons to the Triad Board.

Assuming consummation of the second tranche investment, the Company would own approximately 27% and the Limited Partnership would own or have the right to vote approximately 48% of the outstanding common stock of Triad on a fully diluted basis. As previously disclosed by the Company, Mr. Kiritsy has served as a member of the Board of Directors of Triad since 1999 as the designee of Mr. Jaharis and receives $10,000 from Mr. Jaharis annually for serving in such capacity. Mr. Jaharis originally owned the Triad stock beneficially owned by the Limited Partnership. Mr. Jaharis transferred all of his Triad stock to his wife who subsequently transferred a substantial portion of such shares to the Limited Partnership and, pursuant to existing contractual arrangements between them, the remainder of her shares, representing approximately 1% of the outstanding Triad stock on an as converted basis, to Mr. Kiritsy. Mr. Kiritsy has received options to purchase 243,600 shares of Triad common stock under the Triad option plan The Triad stock currently owned by Mr. Kiritsy and the Triad stock issuable upon exercise of options granted to Mr. Kiritsy are subject to voting agreements in favor of the Limited Partnership and Triad, respectively. In 1999, while serving as Director of Business Planning at the Company, a non-executive officer position, and before the Company conducted business with Triad, Mr. Kiritsy acted as advisor to Mr. Jaharis in connection with his initial investment in Triad and received $75,000 from Mr. Jaharis for such services.

The investment and the terms of the Securities Purchase Agreement, Stockholders Agreement and Registration Rights Agreement (collectively, the “Triad Investment Agreements”) were approved (with Messrs. Michael Jaharis, Steven Jaharis, Kevin Ferro and Daniel Bell abstaining) by the Company’s Board of Directors on October 21, 2004. Prior to obtaining Board approval, the investment and the Triad Investment Agreements had been unanimously approved by the Audit Committee of the Company’s Board of Directors. As part of their consideration of the investment in Triad, the Board and the Audit Committee considered, among other things, the business and financial implications of the transaction and the Company’s Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers (the “Codes”). In addition, in connection with their respective approvals, the Board of Directors and the Audit Committee received an opinion from Houlihan Lokey Howard & Zukin, financial advisor to the Board and the Audit Committee in connection with the Triad investment, that the financial terms of the transaction were fair to the Company from a financial point of view. The Company’s Form 8-K relating to certain waivers under the Codes was filed with the SEC on October 27, 2004.

A discussion of a Consulting Agreement to be entered into between the Company and Mr. Kiritsy and certain amendments to outstanding stock option awards granted by the Company to Mr. Kiritsy is included in Item 5.02(b) below which discussion is incorporated by reference under this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) In connection with the closing of the investment in Triad, on February 1, 2005, Christoper P. Kiritsy has accepted the position of President and Chief Executive Officer of Triad and has notified the Company that he will be resigning as Executive Vice President and Chief Financial Officer of the Company after his successor is found, which is expected to occur during the second quarter of 2005. In the interim, Mr. Kiritsy will continue as Executive Vice President and Chief Financial Officer of the Company. At the time of his departure, Mr. Kiritsy will enter into a two-year consulting agreement with the Company providing for a nominal annual consulting fee. The Consulting Agreement further provides that Mr. Kiritsy’s existing Company stock option awards will continue to vest during the term of the Consulting Agreement and shall remain exercisable for the original life of those options notwithstanding his cessation of employment from the Company. The Consulting Agreement was approved by the Compensation Committee of the Company’s Board of Directors on February 1, 2005.

(c) Not applicable.

(d) Not applicable

Item 5.05. Amendments to the Registrant’s Code of Ethics, Waiver of a Provision of the Code of Ethics.

As disclosed in the Company’s Form 8-K dated October 27, 2004, the Company’s Board of Directors (with Messrs. Michael Jaharis, Steven Jaharis, Kevin Ferro and Daniel Bell abstaining) ratified certain actions of the Audit Committee which, among other things, waived the application of the Company’s Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers (the “Codes”) with respect to employees or directors of the Company who are designated to serve as the Company’s representatives on the board of directors of Triad. Adrian Adams, the President and Chief Executive Officer of the Company, has been appointed by the Company to the Triad Board. In addition, on January 25, 2005, the Company’s Audit Committee waived, effective with the consummation of the first tranche investment in Triad, the application of the Codes in connection with Mr. Adams election as Chairman of the Triad Board of Directors.

Item 8.01. Other Events.

The Company’s Audit Committee also approved, effective with the closing of the first tranche investment in Triad, Michael Jaharis, Steven Jaharis and Kevin Ferro, directors of the Company, serving as designees of the Limited Partnership (as defined under Item 1.01 of this Form 8-K) to the Board of Directors of Triad and waived, effective with the closing of the first tranche investment in Triad, the application of the Company’s Code of Business Conduct and Ethics with respect to such persons serving as directors of Triad.

2

In addition to entering into the Triad Investment Agreements, the Company has entered into a Sponsored Research Agreement and related License Agreement, each dated November 8, 2004, with Triad which agreements were also unanimously approved by the Audit Committee of the Company’s Board of Directors. Under the Sponsored Research Agreement, Triad has agreed to perform research on behalf of the Company relating to the design and synthesis of molecules to increase HDL (the “Field”). The Sponsored Research Agreement has a two-year term ending September 30, 2005, subject to extension, and provides for annual payments by the Company of $750,000. Triad commenced the sponsored research in 2003 in anticipation of the execution of the sponsored research and license agreements and the Company paid Triad an aggregate of $287,500 in the fourth quarter of 2003 and the first quarter of 2004 in connection therewith, which amount is credited against the 2004 annual payment due from the Company. Under the License Agreement, Triad granted to the Company the right to obtain exclusive, worldwide, royalty-bearing rights to all intellectual property in the Field developed during the term of the Sponsored Research Agreement that ultimately is embodied in a patent claim, and non-exclusive rights to all other intellectual property in the Field developed during the term of the Sponsored Research Agreement (e.g., methods, processes, trade secrets and technical data) that is not otherwise the subject of, or embodied in, a patent claim. During the term of the Sponsored Research Agreement, Triad may not use the non-exclusive intellectual property in the Field for commercial purposes. Following termination of the Sponsored Research Agreement, Triad will pay to the Company royalties on income earned by Triad from the commercialization of any such non-exclusive intellectual property within the Field. Triad conducts the sponsored research on behalf of the Company pursuant to its sponsored research and license agreements with Tufts University.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Securities Purchase Agreement dated February 1, 2005 among Triad Pharmaceuticals, Inc., Kos Pharmaceuticals, Inc. and 2004 Oikos Investment Partners, LP

10.2	Stockholders Agreement dated February 1, 2005 among Triad Pharmaceuticals, Inc., Kos Pharmaceuticals, Inc. , 2004 Oikos Investment Partners, LP and the other stockholders parties thereto

10.3	Registration Rights Agreement dated February 1, 2005 among Triad Pharmaceuticals, Inc., Kos Pharmaceuticals, Inc. , 2004 Oikos Investment Partners, LP and the other stockholders parties thereto

10.4	Form of Consulting Agreement between the Company and Christopher P. Kiritsy

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.

By:	/s/ Andrew I. Koven

Name: Andrew I. Koven
Title: Executive Vice President and General Counsel

Dated: February 7, 2005

4